SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 15, 2003

F&M BANCORP

(Exact name of registrant as specified in its charter)

Commission file number 0-12638

Maryland	52-1316473
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Thomas Johnson Drive Frederick, Maryland 21702
(Address of principal executive offices) (Zip Code)

(301) 694-4000
(Registrant’s telephone number, including area code)

ITEM 5. Other Event and Regulation FD Disclosure

April 15, 2003

F&M BANCORP REPORTS 25% INCREASE IN NET INCOME FOR FIRST QUARTER

Kaye A. Simmons, Executive VP & Chief Financial Officer

301-694-4000

www.fmbn.com

FREDERICK, MD, April 15, 2003 – F&M Bancorp (NASDAQ:FMBN), headquartered in Frederick, Maryland, today announced record diluted earnings per share of $0.66 for the first quarter of 2003, up 25 percent from last year. Net income was a record $7.2 million, up 25 percent from $5.8 million in the first quarter of 2002.

For the quarter ended March 31, 2003, return on average equity was 15.59 percent compared to 13.71 percent for the same prior year period. Return on average assets for the first quarter of 2003 was 1.42 percent, compared to 1.26 percent for the first quarter of 2002.

“F&M Bancorp’s double-digit net income growth resulted from a continuation of strong net interest income growth, excellent credit quality and well-controlled expenses” said President and Chief Executive Officer Faye Cannon. “Our strong performance was due to the diversity within and consistency of our business model which focuses on understanding and responding to our clients needs. We believe that these financial results further support the value that our shareholders will receive in our recently announced transaction with Mercantile Bankshares Corporation. The combination of our two companies will enhance our competitive position and fuel our growth in the best markets in Maryland.”

Revenue

Revenue of $27.8 million for first quarter 2003 increased 7 percent from first quarter 2002. Revenue growth reflected solid, broad-based sales of core deposit, mortgage and commercial loan products and strong increases in insurance product sales.

Loans

Loans outstanding of $1.32 billion at March 31, 2003 increased 13 percent compared with the same period in 2002. Loan growth was driven by robust sales in commercial, commercial real estate and residential mortgage loans. The average commercial loan portfolio increased 8 percent over last year’s first quarter. Due to the ongoing strong mortgage refinancing activity, the residential mortgage portfolio increased 35 percent over the previous year’s quarter. Commercial real estate demand remained strong, which resulted in a 21 percent increase in this portfolio compared to 2002 first quarter. The strong gains in these loan categories were partially offset by an 12 percent reduction in consumer installment loans from the prior year’s quarter primarily in the indirect automobile portfolio, attributable to the zero percent financing programs offered by the auto manufacturing subsidiaries.

Deposits

Deposits of $1.650 billion for first quarter 2003 grew $117 million, or 8 percent, since last year. Noninterest checking accounts grew a total of $56 million, or 23 percent, from last year’s first quarter. Interest-bearing deposit products grew $61 million, or 5 percent, from the previous year. These results were driven by growth in primary account relationships with consumer and commercial customers.

Net Interest Income

Net interest income on a taxable-equivalent basis was $20.1 million in first quarter 2003, up 7 percent from first quarter of last year. The increase in net interest income was largely due to solid earning asset and core deposit growth, offset by a decline in net interest margin from 4.34 percent a year ago to 4.19 percent in first quarter 2003. The earning asset growth of $191 million included an increase of $141 million in the loan portfolio and $59 million in the securities portfolio, offset by a $9 million decline in short-term funds. The margin compression in the first quarter reflected the earning asset growth being funded by a greater proportion of interest-bearing liabilities rather than noninterest-bearing deposits and equity as well as asset yields declining at a faster rate than interest-bearing liability costs. Average funding costs declined 80 basis points in first quarter 2003, while average net asset yields declined 83 basis points.

Noninterest Income

Noninterest income was $8.3 million for first quarter 2003, up 4 percent from $8.0 million in the first quarter of last year. Fee income growth generated in the first quarter through increases in cash network fees and strong insurance sales were offset by declines in trust and investment fees. Mortgage banking fees of $678 thousand in the first quarter of 2003 were impacted by a $222 thousand charge recorded for the impairment of mortgage servicing rights. Noninterest income during the first quarter of 2003 also included $467 thousand in gains on sales of securities due to a repositioning of the investment portfolio as part of the ongoing asset/liability management strategy of the Bancorp.

Noninterest Expense

 Noninterest expense was $16.7 million in first quarter 2003, virtually unchanged from the prior year. Increases in incentive compensation were largely offset by reductions in employee medical expenses and lower occupancy costs.

Credit Quality

F&M Bancorp’s asset quality remained strong throughout the first quarter of 2003. Credit losses were $520 thousand, or .16% of average loans outstanding (annualized). The provision for credit losses during the quarter represented approximately 100 percent of net charge-offs. Losses incurred in the first quarter were primarily in the consumer portfolio and were stable compared to previous quarters. The loan portfolio is well diversified, split nearly equally between consumer and commercial borrowers. Nonperforming assets as a percentage of assets stood at 0.12 percent at March 31, 2003, compared with .13 percent at March 31, 2002. The allowance for credit losses of $13.7 million was 1.05 percent of total loans at March 31, 2003, compared with 1.21 percent at March 31, 2002, reflecting the quality of the portfolio.

F&M Bancorp offers a full line of financial services including retail and commercial banking, a wide range of consumer and business insurance products, wealth management services including trust and estate planning, financial planning and investment management services through its subsidiaries. F&M Bancorp, through its banking affiliates, Farmers and Mechanics Bank and Home Federal, includes 49 community offices, a proprietary network of 81 ATMs and a full service mobile Express Bank operating in eight contiguous counties in Maryland including Frederick, Howard, Baltimore, Carroll, Montgomery, Washington and Allegany County. F&M Bancorp’s Hagerstown, MD-based subsidiary, Keller-Stonebraker Insurance, Inc. and its Beltsville, MD-based subsidiary Potomac Basin Group Associates, Inc., provide a full line of consumer and commercial business insurance products. Residential mortgage services are offered through Classic Mortgage. Visit F&M Bancorp on the web at www.fmbn.com.

Statements contained in this press release that are not historical facts are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

F&M BANCORP and Subsidiaries

	Quarter ended March 31,		% Change

(in thousands, except shares)	2003	2002
	(Unaudited)	(Unaudited)
INTEREST INCOME
Loans	$20,490	$20,991	(2)%
Loans held for sale	296	292	1
Securities available for sale	6,356	6,520	(3)
Other interest income	94	160	(41)
Total interest income	27,236	27,963	(3)

INTEREST EXPENSE
Deposits	6,451	8,849	(27)
Short-term borrowings	366	312	17
Long-term borrowings	946	779	21
Total interest expense	7,763	9,940	(22)

NET INTEREST INCOME	19,473	18,023	8
Provision for credit losses	525	825	(36)
Net interest income after provision for credit losses	18,948	17,198	10

NONINTEREST INCOME
Service charges on deposit accounts	2,113	2,196	(4)
Insurance income	2,940	2,650	11
Mortgage banking fees	678	845	(20)
Trust and investment fees	716	921	(22)
Gains on sales of securities	467	—	100
Gains on sales of property	36	86	(58)
Other operating income	1,381	1,315	5
Total noninterest income	8,331	8,013	4

NONINTEREST EXPENSE
Salaries	7,330	7,116	3
Incentive compensation	846	629	34
Employee benefits	1,436	1,912	(25)
Occupancy and equipment expense	2,231	2,474	(10)
Core deposit intangible	246	215	14
Other operating expense	4,607	4,431	4
Total noninterest expenses	16,696	16,777	(0)

INCOME BEFORE INCOME TAX EXPENSE	10,583	8,434	25
Income tax expense	3,384	2,657	27
NET INCOME	$7,199	$5,777	25%

EARNINGS PER COMMON SHARE
Earnings per common share	$0.67	$0.53	26%
Diluted earnings per common share	$0.66	$0.53	25%

DIVIDENDS PAID PER COMMON SHARE	$0.29	$0.28	4%
Average common share outstanding	10,738,234	10,852,687	(1)%
Diluted average common shares outstanding	10,843,032	10,912,294	(1)%

F&M BANCORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

				% Change March. 31, 2003 from
(in thousands, except shares)	March 31, 2003	December 31, 2002	March 31, 2002	Dec. 31, 2002	Mar.31, 2002
	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$67,022	$81,444	$63,675	(18)%	5%
Federal funds sold	10,210	232	12,909	4,301	(21)
Loans held for sale	16,798	28,722	15,414	(42)	9
Securities available for sale	627,633	618,452	557,425	1	13
FHLB / FRB stock	7,274	6,780	6,866	7	6

Loans	1,317,789	1,305,348	1,170,385	1	13
Less: Allowance for credit losses	(13,673)	(13,668)	(14,132)	0	(3)
Net loans	1,304,116	1,291,680	1,156,253	1	13

Bank premises and equipment, net	35,172	36,024	34,952	(2)	1
Other real estate owned, net	414	414	610	—	(32)
Interest receivable	9,004	9,513	9,262	(5)	(3)
Core deposit intangible	1,640	1,886	2,602	(13)	(37)
Mortgage servicing	293	580	963	(49)	(70)
Cash value of life insurance	12,262	12,109	11,133	1	10
Other assets	6,631	7,150	11,459	(7)	(42)
Total assets	$2,098,469	$2,094,986	$1,883,523	0%	11%

LIABILITIES & SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$294,382	$264,965	$238,430	11%	23%
Interest-bearing	1,355,251	1,330,174	1,294,259	2	5
Total deposits	1,649,633	1,595,139	1,532,689	3	8

Short-term borrowings	163,636	219,060	100,568	(25)	63
Long-term borrowings	77,918	78,023	63,420	(0)	23
Accrued taxes and other liabilities	17,565	18,508	17,853	(5)	(2)
Total liabilities	1,908,752	1,910,730	1,714,530	(0)	11
Shareholders’ equity:
Common stock, $5 par value; authorized 50,000,000 shares; issued 10,759,402 shares, 10,729,304 shares, and 10,852,840 shares, respectively	53,797	53,647	54,264	0	(1)
Surplus	71,166	70,598	74,815	1	(5)
Retained earnings	54,197	50,178	37,549	8	44
Accumulated other comprehensive income	10,557	9,833	2,365	7	346
Total shareholders’ equity	189,717	184,256	168,993	3	12
Total liabilities and shareholders’ equity	$2,098,469	$2,094,986	$1,883,523	0%	11%

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended Mar. 31,
	2003			2002
	Average Balance	Interest income/ expense	Yields/ rates	Average Balance	Interest income/ expense	Yields/ rates

(in thousands)
ASSETS
Interest earning assets:
Short-term funds	$3,150	$10	1.29%	$12,360	$44	1.44%
Loans held for sale	19,400	296	6.19	19,082	292	6.21
Securities available for sale (2)(4);

U.S. Treasury and federal agencies	84,764	767	3.67	41,875	462	4.47
U.S. States and political subdivisions	106,327	1,711	6.53	118,421	2,025	6.93
Mortgage-backed securities	377,718	4,157	4.46	387,049	4,702	4.93
Other securities	43,086	320	3.01	5,882	41	2.83
Total investment securities	611,896	6,955	4.61	553,227	7,230	5.30
FHLB / Federal Reserve stock	6,819	84	5.00	6,934	116	6.78
Portfolio Loans (3)(4):

Commercial	172,608	2,502	5.88	159,896	2,822	7.16
Residential real estate	356,418	5,198	5.91	264,514	4,780	7.33
Commercial real estate	406,472	6,710	6.69	335,340	6,210	7.51
Real estate construction	103,832	1,404	5.48	104,419	1,448	5.62
Consumer installment	267,116	4,743	7.20	300,823	5,802	7.82
Total loans	1,306,446	20,557	6.38	1,164,992	21,062	7.33
Total interest-earning assets	1,947,711	27,902	5.81	1,756,595	28,744	6.64
Total noninterest-earning assets	108,738			104,342
Total assets	$2,056,449			$1,860,937
LIABILITIES
Interest bearing liabilities:
Interest bearing deposits
Savings	$226,656	$498	0.89	$193,596	$581	1.22
Checking	212,000	162	0.31	197,733	260	0.53
Money market accounts	278,182	748	1.09	266,285	1,112	1.69
Certificates of deposit	619,303	5,043	3.30	625,737	6,896	4.47
Total interest bearing deposits	1,336,141	6,451	1.96	1,283,351	8,849	2.80
Short-term borrowings	177,236	366	0.84	102,975	312	1.23
Long-term borrowings	77,954	946	4.92	63,429	779	4.98
Total interest bearing liabilities	1,591,331	7,763	1.98%	1,449,755	9,940	2.78%
Non-interest bearing liabilities:
Demand deposits	259,439			224,652
Other liabilities	18,411			15,606
Total non-interest bearing liabilities	277,850			240,258
Shareholders’ equity	187,268			170,924
Total liabilities and shareholders’ equity	$2,056,449			$1,860,937
Net interest income and net interest margin on a taxable-equivalent basis (4)		20,139	4.19%		18,804	4.34%

(1)	The average prime rate was 4.56% and 5.17% for the quarters ended March 31, 2003 and 2002, respectively.
The average three-month London Interbank Offered Rate (LIBOR) was 1.56% and 2.16% for the quarters ended March 31, 2003 and 2002, respectively.
(2)	Yields are based on amortized cost balances computed on a settlement day basis.
(3)	Loan fee income is included in the interest income calculation, and nonaccrual loans are included in the average loan base upon which the interest rate earned on loans is calculated.
(4)	Interest and yield on obligations of state and political subdivisions and tax-exempt loans are computed on a taxable equivalent basis using U.S. statutory tax rate of 35 percent.

(in thousands, except share amounts)	Mar 31, 2003	Dec 31, 2002	Sep 30, 2002	Jun 30, 2002	Mar 31, 2002
For the Period
Net income	7,199	6,265	6,301	6,116	5,777
Diluted earnings per common share	0.66	0.58	0.58	0.56	0.53

Profitability ratios (annualized)
Net income to average total assets (ROA)	1.42%	1.24%	1.29%	1.30%	1.26%
Net income applicable to common stock to average common stockholders equity (ROE)	15.59%	13.57%	13.88%	14.14%	13.71%

Efficiency ratio (1)	58.64%	64.61%	61.91%	63.19%	62.39%

Dividends paid per common share	0.29	0.28	0.28	0.28	0.28

Average common shares outstanding	10,738,234	10,767,352	10,776,193	10,814,183	10,852,687
Diluted average common shares outstanding	10,843,032	10,857,658	10,864,211	10,877,815	10,912,294

Total revenue	27,804	27,290	27,032	26,538	26,036

Average loans	1,306,446	1,269,793	1,204,657	1,166,372	1,164,992
Average assets	2,056,449	2,012,166	1,938,984	1,882,011	1,860,937
Average deposits	1,595,580	1,569,537	1,526,889	1,528,191	1,508,003

Net interest margin	4.19%	4.24%	4.34%	4.36%	4.34%

At Period End
Securities available for sale	627,633	618,452	609,926	606,826	557,425
Loans	1,317,789	1,305,348	1,233,792	1,171,946	1,170,385
Allowance for credit losses	(13,673)	(13,668)	(14,055)	(13,999)	(14,132)
Assets	2,098,469	2,094,986	1,993,007	1,916,104	1,883,523
Deposits	1,649,633	1,595,139	1,560,918	1,549,241	1,532,689
Shareholders’ equity	189,717	184,256	183,287	177,462	168,993
Tier 1 capital (2)	177,491	172,648	170,479	167,161	164,848
Total capital (2)	191,952	186,316	184,534	181,160	178,980

Capital ratios
Shareholders’ equity to assets	9.04%	8.80%	9.20%	9.26%	8.97%
Risk-based capital (2)
Tier 1 capital	11.85%	11.74%	12.12%	12.20%	12.40%
Total capital	12.82%	12.67%	13.12%	13.24%	13.47%
Leverage (2)	8.64%	8.59%	8.80%	8.81%	8.87%

Book value per common share	17.67	17.11	17.00	16.47	15.57

Staff (active, full-time equivalent)	728	708	694	715	755

Common Stock Price
High	44.94	35.00	35.27	35.66	28.85
Low	28.45	30.75	26.41	26.21	25.05
Period end	44.01	32.00	31.60	35.28	26.99

Credit Quality
Nonperforming assets/total assets	0.12%	0.12%	0.13%	0.13%	0.13%
Net chargeoffs/total loans	0.16	0.12	0.08	0.08	0.20
Allowance for credit losses/total loans	1.05	1.08	1.17	1.20	1.21